Chembio CEO Featured in Newsday’s Executive Suite Column for Company’s Best Quarterly
 Earnings Results Despite Recession

Comments on Federal Proposal to Have Medicare Cover HIV Testing

MEDFORD, N.Y (September 23, 2009) –Lawrence Siebert, Chief Executive Officer,  Chembio Diagnostics, Inc. (OTCBB: CEMI), which develops, manufactures, markets and licenses point-of-care diagnostic tests, was recently featured in Newsday, a suburban Long Island, New York daily newspaper. The company’s best quarterly earnings results were touted in an article by Emi Endo in the daily American newspaper, which has the eleventh highest circulation in the United States and highest for a suburban paper. Chembio’s quarter ended June 30, 2009 also represented the first time the company has reached profitability since going public in 2004.

When asked how the recession affected the company, Mr. Siebert commented, “We’ve had our best results this year. Having a broader base of our business both internationally and now domestically has been helpful.”

In addition to Chembio’s financial milestones, in the article Mr. Siebert comments on the significance of the federal proposal to have Medicare cover HIV testing, stating his belief that “it would be very significant because Medicare covers 45 million people”. Mr. Siebert is quoted in the article in stating his belief that the Medicare population should all be tested, but the factor that would change if the current proposal is enacted is that there would then be a source of payment with Medicare.  Mr. Siebert also mentioned that non-FDA approved HIV tests manufactured off-shore are getting most of the test kit procurements from the U.S. President’s Emergency Plan for AIDS Relief, a multi-billion U.S. taxpayer funded program established in 2003.

“Chembio is honored to be featured in Newsday,” says Mr. Siebert. “The company is also very proud to be a Long Island, New York-based business with a growing number of employees, now exceeding 100 .”

About Chembio Diagnostics

Chembio Diagnostics, Inc. develops, manufactures, licenses and markets proprietary rapid diagnostic tests in the growing $5 billion point-of-care testing market. Chembio’s two FDA PMA-approved, CLIA-waived, rapid HIV tests are marketed in the U.S. by Inverness Medical Innovations, Inc. Chembio markets its HIV STAT-PAK® line of rapid HIV tests internationally to government and donor-funded programs directly and through distributors.  Chembio has developed a patented point-of-care test platform technology, the Dual Path Platform (DPP®) technology, which has significant advantages over lateral-flow technologies.  This technology is providing Chembio with a significant pipeline of business opportunities for the development and manufacture of new products based on DPP®. Headquartered in Medford, NY, with approximately 100 employees, Chembio is licensed by the U.S. Food and Drug Administration (FDA) as well as the U. S. Department of Agriculture (USDA), and is certified for the global market under the International Standards Organization (ISO) directive 13.485.

Forward-Looking Statements

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended.  Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management.  Such statements are estimates only, as the Company has not completed the preparation of its financial statements for those periods, nor has its auditor completed a review or audit of those results.  Actual revenue may differ materially from those anticipated in this press release.  Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties.  Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing, to obtain regulatory approvals in a timely manner and the demand for Chembio's products.  Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events.  Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contacts:
Company: Contact:
Susan Norcott 631-924-1135 x125 or snorcott@chembio.com

Investor & Public Relations
The Investor Relations Group 212-725-3210
James Carbonara JCarbonara@investorrelationsgroup.com
Susan Morgenbesser  SMorgenbesser@investorrelatiosngroup.com.com